                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

[X]        Filed by Registrant
[ ]        Filed by Party other than the Registrant

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to ss.240.14a-12


                            DOMINION RESOURCES, INC.
                (Name of Registrant as Specified in Its Charter)


                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1) Title of each class of securities to which transaction applies:

           _____________________________________________________________________

           _____________________________________________________________________

           2) Aggregate number of securities to which transaction applies:

           _____________________________________________________________________

           _____________________________________________________________________

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           _____________________________________________________________________

           4) Proposed maximum aggregate value of transaction:

           _____________________________________________________________________

           5) Total Fee Paid:

           _____________________________________________________________________

[ ]        Fee paid previously with preliminary materials.

[ ] Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1) Amount Previously Paid: __________________________________________

           2) Form, Schedule or Registration Statement Number: _________________

           3) Filing Party: ____________________________________________________

           4) Date Filed: ______________________________________________________

                            DOMINION RESOURCES, INC.
                355 Madison Avenue, Morristown, New Jersey 07960

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                November 8, 2004


         Notice is hereby given that the Annual Meeting of Shareholders of Dominion Resources, Inc. will be held at The Abbey, second floor, 355 Madison Avenue, Morristown, New Jersey 07960 at 11 AM, local time, on Monday, November 8, 2004, for the following purposes:

         Election of Directors:

            o to elect three (3) directors to hold office until our next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

         Change of Name:

            o to consider and vote on a proposal to change our corporate name from Dominion Resources, Inc. to Digital Imaging Resources Inc.;

         Recapitalization:

            o to consider and vote on a proposal to increase our authorized shares of common stock from 25 million shares of Common Stock to 500 million shares;

            o to consider and vote on a proposal to reduce the par value of our shares of Common Stock from $0.01 per share to $0.001 per share;

            o to consider and vote on a proposal to reverse split our shares of common stock on the basis that each twenty (20) shares will become one (1) share;

            o to consider and vote on a proposal to authorize the issuance of up to 2.5 million undesignated shares of preferred stock;

         Stock Incentive Plan:

            o to consider and vote on a proposal to approve the adoption of a 2004 Stock Incentive Plan;

         Limitation on Director Liability:

            o to consider and vote on a proposal to amend our Certificate of Incorporation to include a provision limiting the liability of Directors under certain circumstances; and

         Other Matters:

            o to transact such other business as may properly come before the meeting, or any adjournments thereof.

         Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of our Common Stock of record at the close of business on October 7, 2004 (the "Record Date") are entitled to notice of and to vote at the Meeting.

         We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return same in the enclosed addressed envelope which is intended for your convenience.


Maureen Cowell, Secretary

Dated:  October 12, 2004

                            DOMINION RESOURCES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS


         The enclosed proxy is solicited by the Board of Directors of Dominion Resources, Inc., a Delaware corporation, from the holders of shares of its Common Stock, $.01 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at The Abbey, second floor, 355 Madison Avenue, Morristown, New Jersey 07960 at 11 AM, local time, on Monday, November 8, 2004, and at any adjournments thereof.

         The only business which the Board of Directors intends to present or knows that others will present at the Meeting are:

         Election of Directors:

            o to elect three (3) directors of the Company to hold office until our next Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         Change of Name:

            o to consider and vote on a proposal to amend our Certificate of Incorporation to change our corporate name from Dominion Resources, Inc. to Digital Imaging Resources Inc.;

         Recapitalization:

            o to consider and vote on a proposal to amend our Certificate of Incorporation to increase our authorized shares of Common Stock from 25 million shares to 500 million shares;

            o to consider and vote on a proposal to amend our Certificate of Incorporation to reduce the par value of our shares of Common Stock;

            o to consider and vote on a proposal to amend our Certificate of Incorporation to reverse split our shares of Common Stock on the basis that each twenty (20) shares will become one (1) share;

            o to consider and vote on a proposal to authorize the issuance of up to 2.5 million undesignated shares of preferred stock;

         Stock Incentive Plan:

            o to consider and vote on a proposal to approve the adoption of a 2004 Stock Incentive Plan;

         Limitation on Director Liability:

            o to consider and vote on a proposal to amend our Certificate of Incorporation to include a provision limiting the liability of Directors under certain circumstances; and

         Other Matters:

            o to transact such other business as may properly come before the meeting, or any adjournments thereof

         Our management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted

            o  for the election of the three (3) Directors named as nominees,

            o in favor of the proposal to amend our Certificate of Incorporation to change our corporate name,

            o in favor of the proposal to amend our Certificate of Incorporation to increase our authorized shares of common stock from 25 million shares to 500 million shares,

            o in favor of the proposal to amend our Certificate of Incorporation to reduce the par value of our shares of Common Stock,

            o in favor of the proposal to amend our Certificate of Incorporation to reverse split our shares of common stock on the basis of that each twenty (20) shares will become one (1) share,

            o in favor of the proposal to authorize the issuance of up to 2.5 million undesignated shares of preferred stock,

            o in favor of the proposal to adopt a 2004 Stock Incentive Plan, and

            o in favor of the proposal to amend our Certificate of Incorporation to include a provision limiting the liability of Directors under certain circumstances.

         Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Maureen Cowell, Secretary of the Company, at the address set forth below.

         The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. The amendments of the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The adoption of the 2004 Stock Incentive Plan will require the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the Meeting. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

         Abstentions may be specified on the proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on the proposals will have the effect of a negative vote on the proposals to amend the Certificate of Incorporation because the proposals require the affirmative vote of a majority of the outstanding shares of Common Stock.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of our Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Under applicable Delaware law, "broker non-votes" on any proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

         Only holders of record of Common Stock as of the close of business on October 7, 2004 are entitled to vote at the Meeting or any adjournments thereof. On such date, we had outstanding voting securities consisting of 9,627,576 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

         Our principal executive office address is 355 Madison Avenue, Morristown, New Jersey 07960, and our telephone number is 973-538-4177 and our facsimile number is 973-984-5062. This Proxy Statement and the enclosed Form of Proxy will be mailed to our shareholders on or about October 12, 2004.


                           ELECTION OF THREE DIRECTORS

         At the Meeting, it is proposed to elect three (3) Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the three nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

         The nominees as Director and their age are as follows:

         Name                       Age
         ----                       ---
         Theodore Swartwood         36
         Paul J. Donahue            69
         Robert H. Hesse            61

         Mr. Swartwood was elected President and a Director of our company in March, 2003. Prior to joining our company in March 2003, Mr. Swartwood was employed by M. H. Meyerson & Co., Jersey City, New Jersey, a securities broker/dealer, as a registered representative and equity trader from February 1999 to March 2003. From April 1998 to February 1999, Mr. Swartwood was employed as a registered representative by The Concord Equity Group.

         Mr. Donahue is retired. He was formerly employed by Ballyowen Golf Club as a Pro Shop Manager from March 1997 through December 2001. Prior to working at Ballyowen, Mr. Donahue was employed as a Bank Examiner with the State of Florida in 1994 and from 1990 through 1993, he was employed by Midlantic Bank as a Vice President. Mr. Donahue was elected a Director in April, 1995.

         Mr. Hesse was elected a Director on September 23, 2004 to fill a vacancy created by the resignation of Mr. Thomas Conlin on August 19, 2004. Mr. Hesse has been, for more than the past five years, the principal of Dorchester Group Inc., which is engaged in providing assistance, both in the United States and Europe, with cross border financial transactions. Mr. Hesse is also a Director of Natural Health Trends Corp. and Two Way TV (US), Inc., both of which file reports with the Securities and Exchange Commission under the U.S. securities laws.

         The following person is a Director who is not standing for re-election and whose term of office will expire on the date of the Meeting:

         Name                      Age
         ----                      ---
         Joseph R. Bellantoni       42

         Mr. Bellantoni is a Director and Vice President and principal financial officer of our company. Mr. Bellantoni joined our company as a Director and Treasurer in April, 1995. He devotes approximately 10% of his time to our company. Mr. Bellantoni also is employed by North Jersey Management Services, Inc., a private company providing accounting and financial record-keeping services. Mr. Bellantoni will continue to serve as Vice President and principal financial officer of our company after the Meeting.

         Except for Mr. Hesse, no Director of our company is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

 MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ON THE PROPOSAL


EXECUTIVE OFFICERS:

        Our current executive officers are the following:

        Name                      Age  Position
        ----                      ---  --------
        Theodore M. Swartwood     35   President and Director
        Joseph R. Bellantoni      42   Vice President and Principal Financial
                                       Officer

            The employment backgrounds of Messrs. Swartwood and Bellantoni are described above.


DIRECTOR AND OFFICER SECURITIES REPORTS:

        The Federal securities laws require our Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of our equity securities. Copies of such reports are required to be furnished to us. To our knowledge, based solely on a review of the copies of such reports and other information furnished to us, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the fiscal year ended September 30, 2003.


EXECUTIVE COMPENSATION:

        The following table sets forth the annual and long-term compensation paid during the three fiscal years ended September 30, 2004 to our chief executive officer. No executive officer received compensation exceeding $100,000 for serving in such capacity during the year ended September 30, 2004:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION


                                                       COMPENSATION
                                        -------------------------------------------
                                            ANNUAL                         OTHER            LONG-TERM
NAME AND                                    SALARY                        ANNUAL          AWARDS/OPTIONS         ALL OTHER
PRINCIPAL POSITION           YEAR             ($)            BONUS         COMP.              (#)                  COMP.
------------------------    --------    ----------------    ---------    ----------    ---------------------    -------------
Theodore M.                  2004           $75,000           $-0-         $-0-                -0-                  -0-
Swartwood(1)                 2003           $37,500           $-0-         $-0-                -0-                  -0-

Joseph R. Bellantoni(2)      2004           $15,000           $-0-         $-0-                -0-                  -0-
                             2003           $55,000           $-0-         $-0-                -0-                  -0-
                             2002           $15,000           $-0-         $-0-                -0-                  -0-
-----------------------------------------------------------------------------------------------------------------------------

(1) Mr. Swartwood was elected President of our company in March, 2003.
(2) Mr. Bellantoni resigned as President of our company in March, 2003.

            Currently, Mr. Swartwood receives a salary of $75,000 per year and Mr. Bellantoni receives a salary of $15,000 per year.

            No options to purchase shares of our Common Stock were granted to or exercised by Messrs. Swartwood or Bellantoni during the year ended September 30, 2004 and such persons held no options at September 30, 2004.


MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES AND RIGHTS OF REPRESENTATION ON THE BOARD OF DIRECTORS:

            Board of Directors. Our Board of Directors held two meetings during the year ended September 30, 2004. Each of our Directors participated in all of the meetings of the Board and of each committee of the board of which he is a member. In the opinion of our Board of Directors, Messrs. Donahue and Hesse are independent directors as defined under the rules relating to the NASDAQ Stock Market.

            Audit Committee. As of September 23, 2004, our Audit Committee consists of Mr. Donahue and Mr. Hesse. Until Mr. Conlin's resignation as a Director in August 2004, our Audit Committee consisted of Messrs. Donahue and Conlin. Upon his election as a Director in September 2004, Mr. Hesse joined Mr. Donahue on the Audit Committee. The Audit Committee, among other things, meets with our independent accountants to review our accounting policies, internal controls and other accounting and auditing matters; approves the engagement of our independent accountants to render audit and non-audit services; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants. The Audit Committee met one time during the year ended September 30, 2004.

            Our Audit Committee Charter, as adopted on September 23, 2004 is attached as Annex A to this Proxy Statement. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee.

            Our Board of Directors has determined that our Board does not have an Audit Committee Financial Expert serving on its Audit Committee. We do not have an Audit Committee Financial Expert serving on our Audit Committee because at this time the limited magnitude of our revenues and operations does not, in the view of our Board of Directors, justify or require that we obtain the services of a person having the attributes required to be an Audit Committee Financial Expert on our Board of Directors and Audit Committee. Our Board of Directors may in the future determine that a member elected to the Board in the future has the attributes to be determined to be an Audit Committee Financial Expert.

            Our Audit Committee discussed with our independent accountants the matters required to be discussed by SAS 61, as currently in effect, in connection with our audited September 30, 2003 financial statements. In addition, our Audit Committee received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 and discussed with our independent accountants the matter of their independence from us under Regulation S-X as adopted by the Securities and Exchange Commission. Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Directors that our audited financial statements for the fiscal year ended September 30, 2003 be included in our Annual Report on Form 10-KSB for that year as filed with the Commission.

            Nominating Committee. We do not have a standing nominating committee. Our Board of Directors is of the view that because of the limited magnitude of our revenues and operations at this time, it is appropriate for us not to have a nominating committee. Each of our Directors has the opportunity to participate in the consideration of nominees for election as Directors. Our Board has not adopted any specific policies regarding whether it will consider candidates recommended by security holders, minimum qualifications for nominees for election or processes for identifying and evaluating nominees. Mr. Hesse, who is a nominee for election to the Board at the Meeting and is not a Director standing for re-election, was recommended as a nominee by Mr. Swartwood, our President and Chief Executive Officer. Our Board of Directors has not adopted a charter for a nominating committee.

            Compensation Committee. Our Board of Directors has not appointed a standing compensation committee.

            Our full Board of Directors acts on matters involving the compensation of our executive officer and employees and the grant of options under our option plans. Executive officers who are Directors whose compensation is being considered do not participate in board or committee actions regarding their compensation. Our Board of Directors seeks to assure that our executive officers are adequately and fairly compensated and that their compensation is competitive with other similar-sized companies in our industry and, at the same time, reflects their individual performance and responsibilities. To date, our Board has compensated executive officers primarily through the payment of salaries. We do not have any employment agreements with our executive officers.

            Rights of Representation on the Board of Directors. Under the terms of our outstanding convertible notes, the holders of such notes have the right to designate one person as a nominee for election as a Director of our company. The holders of the notes have not exercised that right through September 23, 2004.


DIRECTORS' COMPENSATION:

             Our Directors do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings.

COMMUNICATING WITH THE BOARD OF DIRECTORS; ATTENDANCE BY BOARD MEMBERS AT ANNUAL MEETINGS

            Shareholders or other interested parties may communicate with our entire Board of Directors, specified individual Directors, or certain Directors as a group by writing to the secretary of our company at 355 Madison Avenue, Morristown, NJ 07960. All such correspondence will be forwarded to the specified Director or group of Directors.

            We urge but do not require Board members to attend annual meetings of shareholders. We did not hold an annual meeting of shareholders during the years 2000 through 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

            We are not a party to any material transaction with any officer, Director or holder of more than 5% of our outstanding Common Stock.

                                       ***

                          CHANGE OF OUR CORPORATE NAME

        You are being asked to vote upon a proposed amendment to our Certificate of Incorporation for the purpose of changing the name of our corporation to Digital Imaging Resources Inc. If the proposal is approved, it will become effective upon the filing of a certificate of amendment with the State of Delaware.

        Our management is seeking shareholder approval to change our corporate name so as to have a name more easily associated with our intended business activities. Currently, our activities include using digital imaging technology in connection with the development and production of a video capture and analysis system for golfers. We believe that the digital imaging technology developed in conjunction with our video capture and analysis system may have application with respect to other recreational and other activities. Our management believes that our operations and identity will be enhanced by this change in our corporate name. Except for the change in our corporate name, the adoption of this proposal will not effect any other change in our Certificate of Incorporation. The text of the proposed amendment is set forth in Exhibit "A" attached hereto.

        Adoption of this Proposal requires the affirmative vote of the holders of a majority of our outstanding shares of Common Stock.


    OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE CHANGE OF
                               OUR CORPORATE NAME

                                       ***

                            PROPOSED RECAPITALIZATION


            At the Meeting, we are submitting to a vote of our shareholders four proposals which, if adopted, will effect a significant change in the capitalization of our company. Each of the proposals, which are more fully described below, involves an amendment of our Certificate of Incorporation. We refer to these as the Recapitalization proposals. The four proposals are:

            o  An increase in our authorized common shares to 500 million;

            o  A reduction in the par value of our common shares,

            o A reverse stock split of our outstanding and authorized common shares; and

            o Authorize the issuance of 2.5 million undesignated shares of preferred stock.

Each of these four amendments to our Certificate of Incorporation will require for approval the affirmative vote of the holders of a majority of our outstanding shares present and voting in person or by proxy, at the Meeting. If our shareholders do not approve all of these proposals, none of the Recapitalization proposals will be affected, even if any one or two of them are approved by our shareholders. Such amendments to our Certificate of Incorporation can only be effected by the filing of a Certificate of Amendment with the State of Delaware. If all four proposals are not adopted, a Certificate of Amendment will not be filed affecting any of them.

            During the period April 2003 through December 31, 2003, we issued $420,000 principal amount of our convertible notes which are convertible, as such notes were amended in December 2003, at a conversion price of $0.00623 per share into an aggregate of 67,415,730 shares of our Common Stock. Thereafter, during the period January 1, 2004 through September 24, 2004, we issued an additional $297,500 principal amount of convertible notes convertible at a conversion price of $0.01 per share into an aggregate of 29,750,000 shares of our Common Stock. Accordingly, these notes are convertible into a total of 97,165,730 shares of our Common Stock. Under the terms of all these notes, the conversion of the notes is subject to the amendment of our Certificate of Incorporation to increase our authorized shares of Common Stock and, with respect to the notes sold in 2003, to reduce the par value of our shares. At October 7, 2004, the record date for the Meeting, we are authorized to issue under our Certificate of Incorporation up to 25 million shares of Common Stock. Therefore, we have an insufficient number of shares authorized to be issued under our Certificate of Incorporation to enable the full conversion of the notes into shares of Common Stock. In addition, the par value of our shares of Common Stock exceeds the conversion price of the $420,000 principal amount of notes issued in 2003. Under the Delaware General Corporation Law, shares of stock with a par value may be issued only for consideration having a value not less than the par value of the shares. The par value of our shares is currently $0.01 per share. The $420,000 principal amount of notes is convertible at $0.00623 per share issued on conversion. For these reasons, we are seeking shareholder approval of an amendment to our Certificate of Incorporation to enable the lawful issuance of not less than the full number of the 97,165,730 shares issuable on conversion of the notes. We are also seeking to amend our Certificate of Incorporation to reduce the par value of the shares to $0.001 and thereby render the issuance of the shares on conversion of $420,000 principal amount of notes issued in 2003 lawful under Delaware corporate law. Such issuance of shares on conversion of the notes will result, if and when such conversion occurs, in a change of control of our company.

      Our outstanding convertible promissory notes provide that they accrue interest at the rate of 25% per annum on the outstanding principal amount. The notes further provide, however, that in the event we amend our Certificate of Incorporation as provided in this proposal, to increase our authorized shares to enable the lawful conversion of the notes, the holders of the promissory notes waive their right to receive any interest on the notes, including interest that has accrued.

            If all four proposals relating to the Recapitalization of our shares of Common Stock are approved by our shareholders, the combined effect will be:

            o We will be authorized to issue up to 25 million shares of Common Stock, $0.001 par value, and up to 2.5 million shares of Preferred Stock, $0.01 par value, under our Certificate of Incorporation, as amended,

            o We will have approximately 481,379 shares of Common Stock issued and outstanding,

            o We will have -0- shares of Preferred Stock issued and outstanding,

            o We will have approximately 4,858,286 shares of Common Stock reserved for issuance on conversion of our outstanding promissory notes,

            o We will have approximately 19,660,335 shares of Common Stock authorized but not issued or reserved for issuance that can be issued by action taken by our Board of Directors without further shareholder approval, and

            o We will have 2.5 million shares of Preferred Stock authorized but not issued or reserved for issuance that can be issued from time to time thereafter without further shareholder approval containing such voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof as may be stated and expressed in the resolutions providing for the issuance of such stock adopted by the Board of Directors.

            In addition, subject to the adoption of the proposals relating to the Recapitalization of our shares of Common Stock, we are seeking shareholder approval for the adoption by our Board of Directors of a 2004 Stock Incentive Plan. The action of the Board reserved 20 million shares for issuance upon the exercise of options that may be granted under that Plan. If the Recapitalization proposals are adopted, the effectuation of the reverse stock split will reduce the number of shares reserved for issuance on the exercise of options that may be granted to one million shares. The implementation of the Recapitalization proposals is not conditioned upon our shareholders approving the adoption of the 2004 Stock Incentive Plan. If the Plan is not approved, the Board of Directors intends to proceed with implementing the Recapitalization proposals.

         Under Delaware General Corporation Law, the Company's shareholders are not entitled to dissenters' rights with respect to any of the four proposals submitted as part of the proposed recapitalization, and the Company will not independently provide shareholders with any such right.

Support for Recapitalization Proposals

      Five of our largest stockholders, including Public Loan Corporation, Schuyler Associates, Amos Phillips, Venturetek, L.P., and Kinder Investments, respectively, whose shareholdings aggregate 50.8% of the current shares outstanding, are expected by us to be present at the meeting, in person or by proxy, and vote in favor of the four Recapitalization proposals. Accordingly, if these shareholders vote in favor of these proposals as expected, the vote of these shareholders will assure adoption of the Recapitalization proposals.


INCREASE IN OUR AUTHORIZED SHARES

        You are being asked to vote upon a proposed amendment to our Certificate of Incorporation for the purpose of increasing the number of shares of Common Stock our company is authorized to issue from 25 million to 500 million. If the proposal is approved, and the other Recapitalization proposals are approved, the amendment will become effective upon the filing of a certificate of amendment with the State of Delaware.

         Purpose of the Increase in Authorized Shares

      Our Board of Directors has approved and is hereby soliciting shareholder approval of an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 25 million to 500 million. On the Record Date for this Meeting, we had 9,627,576 shares of Common Stock issued and outstanding and 97,165,730 shares of Common Stock reserved for conversion of outstanding promissory notes. We have issued and outstanding promissory notes in the aggregate principal amount of $420,000 sold between April 2003 and December 31, 2003. The notes were initially convertible into an aggregate of 28,892,456 shares of common stock, subject to amendment of our Certificate of Incorporation to increase our authorized shares. In December 2003, we agreed to reduce the conversion price to $0.00623 per share, subject also to an amendment to our Certificate of Incorporation to increase our authorized shares as well as a reduction in the par value of our shares, which resulted in the notes being convertible into 67,415,730 shares. In addition, in 2004 we issued an additional $297,500 principal amount of notes convertible into an aggregate of 29,750,000 shares of our Common Stock, subject also to an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock.

      Our outstanding convertible promissory notes provide that they accrue interest at the rate of 25% per annum on the outstanding principal amount. The notes further provide, however, that in the event we amend our Certificate of Incorporation as provided in this proposal, the holders of the promissory notes waive their right to receive any interest on the notes.

      In addition to the shares which may be required to be issued upon the conversion of the promissory notes, our Board of Directors believes that it is desirable to have available a substantial number of authorized but un-issued shares of Common Stock which may be issued from time to time in the future, without further action by the shareholders, to provide for stock splits or stock dividends, stock options and other equity incentives, to be able to take advantage of acquisition opportunities, to facilitate the consummation of commercial agreements, to meet future capital needs and for other general corporate purposes.

Risks Associated with the Increase in Authorized Shares

      The issuance of additional authorized but un-issued and not reserved shares of Common Stock may dilute the voting power and equity interest of present shareholders. As a consequence of the increase in the number of shares of Common Stock we are authorized to issue and the adoption of the other Recapitalization proposals, we will have a sufficient number of shares authorized and the par value of our shares will be such that the 4,858,286 shares issuable on conversion of our promissory notes, after reflecting the Recapitalization, may be legally issued as fully paid and non-assessable shares. Without the approval of these proposals, such shares may not be legally issued. The issuance of such shares will result in a change of control of our company and a dilution of the interests of our existing shareholders.

      Additional authorized but un-issued shares of Common Stock might also be used in the context of a defense against or response to possible or threatened hostile takeovers. Our Board of Directors has determined, however, that the advantages of the additional authorized shares outweigh any potential disadvantages. Our Board of Directors has determined that approval of the increase in the authorized shares is in the best interest of the shareholders because it would facilitate our business and financial purposes in the future without the necessity of delaying such activities for further stockholder approvals, except as may be required in a particular case by Delaware law, or the listing and continued listing requirements of any securities trading system or exchange on which our securities may become listed in the future.

         The text of the proposed amendment is set forth in Exhibit "B" hereto.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE INCREASE IN THE AUTHORIZED SHARES


REDUCTION IN THE PAR VALUE OF OUR COMMON STOCK

         You are being asked to vote on a proposed amendment to our Certificate of Incorporation for the purpose of reducing the per share par value of our Common Stock from $0.01 to $0.001. If the proposal is approved, and the other Recapitalization proposals are approved, the amendment will become effective upon the filing of a certificate of amendment with the State of Delaware.

         Our Board of Directors believes that the change in par value will provide us with greater flexibility with respect to the issuance of stock and stock-based compensation because Delaware law requires that we receive at least the par value as payment for shares of our Common Stock. This amendment will also enable us to lawfully issue the 67,415,730 shares of Common Stock on conversion of our notes sold in 2003.

         The text of the proposed amendment is set forth in Exhibit "C" hereto.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE REDUCTION IN THE PAR VALUE OF OUR COMMON STOCK


REVERSE SPLIT OF OUR SHARES OF COMMON STOCK

        You are being asked to vote upon a proposed amendment to our Certificate of Incorporation for the purpose of reverse splitting our shares of Common Stock on the basis of each twenty (20) shares of Common Stock becoming one (1) share of Common Stock. If the proposal is approved, and the other Recapitalization proposals are approved, the amendment will become effective upon the filing of a certificate of amendment with the State of Delaware.

Background

      Our Board of Directors has approved and is hereby soliciting shareholder approval of an amendment to the Certificate of Incorporation to effect a reverse stock split of one for twenty. Each twenty shares will become one share as a result of the reverse stock split. The number of authorized shares of Common Stock would be reduced by the reverse stock split ratio, although this reduction would occur after giving effect to the increase in the number of authorized shares contemplated by the authorized shares amendment as described above.

      Our Board of Directors has determined that the reverse stock split is in the best interests of our company and its shareholders.

Purpose of the Reverse Stock Split

         Our management believes that the reverse stock split is in the best interests of our company so that our number of shares of Common Stock issued and outstanding, after giving effect to the conversion of our outstanding promissory notes, will be reduced. Based on the 9,627,576 shares of Common Stock we currently have outstanding, after a full conversion of our outstanding convertible promissory notes, we would have 106,793,306 shares of Common Stock issued and outstanding. Our management believes that in the light of the stage of development of our business activities, our absence of any material revenues and history of losses, a reduction in the number of our outstanding shares and shares reserved for issuance on conversion of our promissory notes would result in a better trading market acceptance for our securities. However, we cannot assure you that there will be a better trading market acceptance for our shares or that such acceptance, if it occurs, would result in a higher market price after giving effect to the reverse stock split.

Effective Date of the Reverse Stock Split

      If the reverse stock split is approved by our shareholders, the reverse stock split will become effective at such time as we file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State.

Exchange of Stock Certificates; Fractional Shares

      If the reverse stock split is approved by our shareholders, the exchange of shares of the Common Stock will occur at the effective time of the reverse stock split without any further action on the part of our shareholders and without regard to the date that any shareholder physically surrenders the shareholder's certificates representing pre-split shares of Common Stock for certificates representing post-split shares. As soon as practicable after the effective date of the reverse stock split, our transfer agent, American Stock Transfer and Trust Company, Inc., will mail transmittal forms to each holder of record of certificates formerly representing shares of our Common Stock that will be used in forwarding certificates for surrender and exchange for certificates representing the number of shares of the Common Stock the holder is entitled to receive as a consequence of the reverse stock split.

      After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of the Common Stock and will receive in exchange therefor certificates representing the number of shares of the Common Stock to which the holder is entitled based on the reverse stock split. No shareholder will be required to pay any transfer or other fee to exchange his, her or its certificates. Shareholders should not send in their certificates until they receive a transmittal form from our transfer agent. In connection with the reverse stock split, the Common Stock will change its current CUSIP numbers. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split Common Stock.

      In the event that the number of shares of post-split Common Stock for any shareholder includes a fraction, we will issue to that shareholder, in lieu of issuing fractional shares, up to an additional full share of post-split Common Stock. We will issue no fractional shares. We will make no cash payment in lieu of issuing the additional shares. If more than one certificate is surrendered at one time for the account of the same shareholder, the number of full shares of Common Stock for which new certificates will be issued will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. In the event that our transfer agent determines that a holder of certificates has not tendered all his certificates for exchange, the transfer agent will refrain from issuing any new certificates until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed one share. Similarly, no fractional shares will be issued on the conversion of the convertible notes, except as otherwise expressly specified in the documents governing such notes.

      As of the effective time of the reverse stock split, each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged as described above, be deemed and, for all corporate purposes, will represent only the number of post-split shares of Common Stock and the right to receive the additional share, if any, for any fractional share as a result of the reverse stock split. However, a shareholder will not be entitled to receive any dividends or other distributions payable by us after the reverse stock split is effective until that shareholder surrenders and exchanges his, her or its certificate. If there are any dividends or distributions, they will be withheld, accumulated and be paid to each shareholder, without interest, once that shareholder surrenders in exchange his, her or its certificate.


 Corporate Matters

         If approved and effected, the reverse stock split would have the following effects:


         |_| each twenty shares of Common Stock owned by a shareholder before the reverse stock split would become and be exchanged for one share of Common Stock;

               if a shareholder is entitled to receive a fractional share, based on the reverse stock split ratio, such shareholder will receive, in exchange, an additional full share of post-split Common Stock;

               the number of shares issuable on conversion of our outstanding convertible promissory notes will be reduced from 97,165,730 to 4,858,286.

         |_| the number of shares reserved for issuance under the Company's existing stock option plan and the proposed 2004 Stock Incentive Plan, if its adoption by our Board is approved by our shareholders, will be reduced proportionately based on the reverse stock split ratio.

      If approved, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of our stockholders uniformly. The reverse stock split will not change the terms of the Common Stock. The shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects after the reverse stock split. No shareholder's percentage ownership of Common Stock will be altered by reason of the reverse stock split except for the effect of the elimination of fractional shares. If this proposal and the other Recapitalization proposals are approved, the par value of our shares of Common Stock will be $0.001 per share.

Market Price and Liquidity of Common Stock

      While we believe that the reverse stock split might cause a share of our Common Stock to immediately trade at higher prices than those per share prices that have prevailed in recent fiscal quarters, we cannot predict with accuracy the actual effect of the reverse stock split upon the market price for our Common Stock. We cannot guarantee that the price of the Common Stock after the reverse stock split will increase proportionately to the decrease in the number of outstanding shares or that, if it does increase, that the increase will be sustained. There are numerous factors and contingencies that could adversely affect the market price for our Common Stock, including prevailing economic or market conditions, the stage and rate of development of our business activities and successes we may achieve, and our reported results of operations in future fiscal periods. The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of shareholders who own "odd lots," which consist of blocks of fewer than 100 shares. Shareholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales. This result may discourage odd lot holders from selling their shares into the market.

Number of Stockholders; Exchange Act Registration

      Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split is not part of a contemplated "going private" transaction under Rule 13e-3 of the Exchange Act, and we will continue to be subject to the periodic reporting requirements of the Exchange Act.

         The text of the proposed amendment is set forth in Exhibit "D" hereto.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE REVERSE STOCK
SPLIT


AUTHORIZE THE ISSUANCE OF UNDESIGNATED SHARES OF PREFERRED STOCK.

         Our Board of Directors is seeking shareholder approval of an amendment to our Certificate of Incorporation to authorize the issuance of up to 2.5 million shares of undesignated Preferred Stock, par value $0.01 per share. Under our Certificate of Incorporation, if the proposal is adopted, our Board of Directors could, by adopting a resolution providing for the issuance of such stock, authorize the issuance from time to time in one or more classes or series shares of Preferred Stock, up to the maximum of 2.5 million shares, without further shareholder approval. The Board, in adopting the resolution providing for the issuance of the shares, could state and express the voting rights, full or limited or no voting rights, and such designations, preferences and relative, participating optional or other special rights and qualifications, limitations or restrictions as may be determined at the time. The authorized shares of Preferred Stock proposed to be authorized would be unaffected by the reverse stock split and, if the Recapitalization proposals are approved, remain at 2.5 million shares.

         We believe that the authorization to issue shares of undesignated Preferred Stock is necessary to provide us with, among other things, greater flexibility in raising capital, structuring transactions that involve the issuance of Preferred Stock, engaging in future acquisitions and other corporate purposes. We believe that the undesignated Preferred Stock will provide us with a capital structure better suited to meet our short and long-term capital needs.

         The authorized and un-issued Preferred Stock would be available for issuance from time to time as determined by our Board of Directors for any proper corporate purpose. Such purposes might include issuance in public or private sale for cash as a means of obtaining capital for use in our business and operations and issuance as part or all of the consideration required to be paid by us for acquisitions or other businesses or properties. The timing and terms of the issuance of Preferred Stock to be issued in connection with any such transactions would depend on a number of factors, including economic and market conditions at the time of the specific transactions, our business, financial condition, strategic goals, the particular circumstances of the transaction in which the shares are issued and other factors. Furthermore, except as may be required for a particular issuance under applicable laws or the securities market on which our securities are then listed or quoted, the Preferred Stock may be issued upon the approval of the Board of Directors, without any further vote or actions on the part of our shareholders.

         We can use the Preferred Stock with our Common Stock, or instead of our Common Stock, in connection with future acquisitions, raising new capital, planning future financing transactions or for other corporate purposes. The Preferred Stock would be particularly useful for such purposes since our Board of Directors would have the authority to choose the exact terms of the class or series to respond to investor preferences, developments in types of preferred stock, market conditions and the nature of the specific transaction. When seeking additional financing or capital, it may be advantageous to us in some cases to structure a transaction which provides for the issuance of equity rather than debt, although the equity may require the payment of dividends rather than the payment of interest on debt instruments. Furthermore, if an acquisition involves another entity which has an outstanding class or series of Preferred Stock, the availability of Preferred Stock which can be offered in exchange for that security will provide us with the flexibility to appropriately structure the transaction in a manner which may facilitate the negotiation and the consummation of such transaction.

         The issuance of Preferred Stock may have a dilutive effect on the equity of the holders of our Common Stock. Any shares of Preferred Stock that we issue likely would have preference over our Common Stock with respect to dividends and other distributions and could have redemption or conversion features.

         The text of the proposed amendment is set forth in Exhibit "E" hereto.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE TO APPROVE THE AUTHORIZATION TO ISSUE UNDESIGNATED PREFERRERD STOCK.

                                       ***


                      ADOPTION OF 2004 STOCK INCENTIVE PLAN

         In August 2004, our Directors adopted the 2004 Stock Incentive Plan (the "Plan"). The adoption of the Plan is subject to approval by our shareholders and, unless approved, will not be implemented. Under the Plan, 20 million shares of our Common Stock (on a pre-split basis) have been reserved for issuance on exercise of options granted under the Plan. In no event, however, may any one participant in the Plan receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year. All share references herein refer to pre-split shares and if the reverse stock split is implemented, all such share amounts will be reduced by the amount of the reverse stock split.

            If the Recapitalization proposals described above are adopted, the effectuation of the reverse stock split will reduce the number of shares reserved under the Plan to 1.0 million shares. If the Recapitalization proposals are not approved by shareholders at the Meeting, the proposal to approve the adoption of the 2004 Stock Incentive Plan will not be submitted to a vote of shareholders and will be withdrawn. The implementation of the Recapitalization proposals is not conditioned upon our shareholders approving the adoption of the 2004 Stock Incentive Plan. If the Plan is not approved, the Board of Directors intends to proceed with implementing the Recapitalization.

         The Plan is divided into five separate components: (i) the Discretionary Option Grant Program under which eligible individuals in our employ or service (including officers and consultants) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant, (ii) the Stock Issuance Program under which such individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the performance of services, (iii) the Salary Investment Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible, non-employee members of the Board of Directors to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date and (v) the Director Fee Option Grant Program which may, in the Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

         The Discretionary Option Grant Program and the Stock Issuance Program initially will be administered by the Board of Directors. The Board of Directors, as Plan Administrator, will have the discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under U.S. federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. The Board of Directors will also have the authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years, but the Board of Directors will not exercise any administrative discretion with respect to option grants made under the Salary Investment Option Grant Program or under the Automatic Option Grant Program or Director Fee Option Grant Program for the non-employee Board members. All grants under those three latter programs will be made in strict compliance with the express provisions of each such program.

         The exercise price for the shares of Common Stock subject to option grants made under the Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

         Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.

         In the event that the Company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable on an accelerated basis for all of the option shares upon (i) an acquisition or other change in control of the Company, whether or not those options are assumed or continued in effect, or (ii) the termination of the optionee's service within a designated period (not to exceed 18 months) following an acquisition or other change in control in which those options are assumed or continued in effect. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in the majority of the Board of Directors of the Company by reason of one or more contested elections for Board membership, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

         In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $12,000 nor more than $60,000. If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

         Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at any time after October 7, 2004, whether by appointment by the Board of Directors or election of the stockholders, will automatically receive an option grant for 50,000 shares (on a post-split basis) as of the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Stockholders Meeting of the Company held after the Plan Effective Date, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares (on a post-split basis) of Common Stock, provided such individual has served on the Board for at least six months. Each automatic grant for the non-employee Board members will have a term of 5 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 50,000-share (on a post-split basis) automatic option grant will vest over a three-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each 5,000-share (on a post-split basis) automatic option grant will vest upon the individual's completion of one year of Board service measured from the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

         Should the Director Fee Option Grant Program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

         The shares subject to each option under the Salary Investment Option Grant and Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of the Company by merger or asset sale,
(ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership. Limited stock appreciation rights will automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers of the Company as part of their option grants under the Discretionary Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

         The Board of Directors of the Company may amend or modify the Plan at any time, subject to any required stockholder approval. The Plan will terminate on the earliest of (i) 10 years after the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

         We have a non-qualified stock option plan under which 125,000 shares of Common Stock (on a pre-split basis) have been reserved for issuance under options that may be granted under the plan. Upon approval by our shareholders of the adoption of the 2004 Stock Incentive Plan, this existing plan will be terminated. Except for the existing plan, we have no other compensation, pension or retirement plans.


    OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE IN FAVOR OF THE ADOPTION
                           OF THE STOCK INCENTIVE PLAN


PROPOSAL TO LIMIT THE LIABILITY OF DIRECTORS UNDER CERTAIN CIRCUMSTANCES.

         In recognition of the need to provide adequate protection to individuals in order to persuade them to serve as directors, in 1986 the Delaware legislature adopted an amendment to the Delaware corporation laws allowing shareholders, by amendment of a corporation's Certification of Incorporation, to limit the personal liability of directors of Delaware corporations under some circumstances.

         The law allows a Delaware corporation, such as us, with shareholder approval, to amend its Certificate of Incorporation, to eliminate or limit the personal liability of directors to the corporation or its shareholders for monetary damages for breach of certain fiduciary duties as a director. Under the law, no such provision may eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to provisions of the law which make directors personally liable for unlawful payment of dividends, or (d) for any transaction from which the director derived an improper personal benefit.

         Our Board believes that all appropriate steps should be taken to protect directors against personal liability so that qualified persons will continue to be willing to serve. Our Board also believes that directors can best exercise their business judgment in the interests of our company if that judgment does not subject their personal assets to claims simply because others, with the benefit of hindsight, disagree with the directors' business judgment. Accordingly, our Board is seeking shareholder approval to amend our Certificate of Incorporation to add a new Section 10 that would eliminate directors' liability to the fullest extent permitted by Delaware law.

         In recruiting new directors, there is a concern that qualified persons might be reluctant to serve as directors because of the liability exposure and the risk of substantial personal expense incurred in defending merit-less lawsuits. These lawsuits can be expensive to defend and take considerable time and effort. In view of the costs and uncertainties of litigation in general, it is often deemed prudent to settle such proceedings in which claims against a director are made. Settlement amounts, even if minor compared to the enormous amounts frequently claimed, could easily exceed the personal assets of most individual director defendants. As a result, an individual director might be justified in concluding that potential exposure to the costs and risks of proceedings in which he or she may become involved outweighs any benefit from serving as a director of a public corporation. This is particularly true for directors who are not also officers or employees of the corporation concerned.

         Our Board believes that the proposed amendment will be effective to limit the financial liability of directors if an action is brought asserting certain alleged breaches of their duties as directors. However, this change would not alter the duties of a director. Thus, the amendment would have no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of his or her duties. The new provision would also only affect the monetary liability of directors to our company and its shareholders. In addition, the provision would apply only to claims against directors arising out of an individual's role as a director, and would not apply to liabilities arising out of that person's role as an officer or in any other capacity other than as a director.

         The amendment is intended to provide our Directors with the maximum protection afforded by Delaware law. Thus, if future changes in Delaware law permit further limitation of such liability, those changes would become automatically effective under the proposed new language in the amendment.

         The Company has not received any notice of any claim or proceeding to which the new amendment might apply. In addition, the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or potential director.

         Our Board recognizes that, if the proposed amendment is adopted, its principal effect would be that the shareholders of our company will be giving up potential future rights of action against directors for some alleged breaches of duty. It should be noted that our Board has a personal interest in having the shareholders approve the proposed amendment, to the potential detriment of our company and its shareholders. However, given the potential liabilities which face the directors of publicly held corporations, our Board believes that the proposed amendment is in the best interests of our company and its shareholders because it should protect our company's ability to continue to attract and retain qualified directors and will reduce our company's monetary exposure under its indemnification obligations to directors.

         The text of the proposed amendment is set forth in Exhibit "F" hereto.

OUR BOARD RECOMMENDS THAT OUR SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO LIMIT THE LIABILITY OF DIRECTORS UNDER CERTAIN CIRCUMSTANCES.


                      RELATIONSHIP WITH PUBLIC ACCOUNTANTS

         Our Board of Directors has selected Liebman, Goldberg & Drogin, L.L.P. as the company's independent registered public accounting firm for the fiscal year ended September 30, 2004. The same firm was our independent registered public accounting firm for the fiscal year ended September 30, 2003. We expect a representative of Liebman, Goldberg & Drogin, L.L. P. to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.

         The following table sets forth fees incurred by us during the two fiscal years ended September 30, 2003 for services provided by Liebman, Goldberg & Drogin, L.L. P., our independent registered public accountant at those year ends.

           AUDIT FEES   AUDIT RELATED FEES     TAX FEES     ALL OTHER FEES

2002         $22,250          $4,950            $3,750           -0-
2003         $25,250          $1,575            $3,750           -0-

         Our Board of Directors believes that the provision of the services during the two years ended September 30, 2003 is compatible with maintaining the independence of Liebman, Goldberg & Drogin, L.L.P. Our Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to our company by our independent auditor. Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee. The services provided by Liebman, Goldberg & Drogin, L.L.P. included under the caption Audit Fees include services rendered for the audit of our annual financial statements and the review of our quarterly financial reports filed with the Securities and Exchange Commission. Audit Related Fees include services rendered in connection with a follow-up review of financial statements filed with the Securities and Exchange Commission.


       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of the Record Date, we had issued and outstanding 9,627,576 shares of our Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of our Common Stock, both before and after reflecting the reverse stock split, by (i) those persons beneficially holding more than five percent of our Common Stock, (ii) each of our Directors and our chief executive officer and (iii) all of our Directors and executive officers as a group.

                                                         Number of Shares Beneficially          Percentage of Outstanding
Name and Address of Beneficial Owner                               Owned(1)                           Common Stock
--------------------------------------------------    ------------------------------------   --------------------------------
                                                      Pre-Reverse Split Post-Reverse Split
--------------------------------------------------    ------------------------------------   --------------------------------
Theodore M. Swartwood                                 -0-                     -0-                          -0-
c/o Dominion Resources Inc.
355 Madison Avenue
Morristown, NJ  07960

Joseph R. Bellantoni                                  -0-                     -0-                          -0-
c/o Dominion Resources, Inc.
355 Madison Avenue
Morristown, NJ  07960

Paul J. Donahue                                       -0-                     -0-                          -0-
540 Grove Isle Circle - #101
Vero Beach, FL  32962

Robert Hesse                                          60,000                  3,000                        0.1%
360 Thornton Road
Englewood, NJ  07631

All officers and directors as a group (four
persons)                                              60,000                  3,000                        -0-

Public Loan Corporation                               1,922,000              96,100                       20.0%
c/o Howard Rittberg, Esq.
Levene Gouldin Thompson
450 Plaza Drive
Vestal, NY  13850

Schuyler Associates                                   750,000                37,500                       7.8%
300 Plaza Drive
Vestal, NY  13850

Amos Phillips                                         1,111,111              55,556                       11.5%
128 Lake Pochung Road
Sussex, NJ  07461


Venturetek, LP                                        555,555                27,778                       5.8%
c/o David Selengut
Ellenoff Grossman and Schole
370 Lexington Avenue
New York, NY  10017

Kinder Investments                                    555,555                27,778                       5.8%
1500 Hempstead Turnpike
East Meadow, NY  11554
-----------------------------------------------------------------------------------------------------------------------------

(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following the Record Date.

        The approval by our shareholders of the four proposals relating to our Recapitalization will enable the holders of our outstanding convertible promissory notes to lawfully convert their shares into a total of 97,165,730 shares of our Common Stock on a pre-reverse split basis and 4,858,286 shares on a post-reverse split basis. In the event such holders convert their promissory notes into shares of Common Stock, a change in control of our company will be deemed to have occurred. The names and addresses of the holders of our promissory notes, the principal amount of notes held, the number of shares issuable on conversion of their notes on a post-split basis in the event the four Recapitalization proposals are approved by our shareholders and the percentage of the outstanding shares of Common Stock held by such person after conversion of his, her or its notes, assuming no other noteholder converts his, her or its notes, are as follows. Such notes cannot be lawfully converted into shares of our Common Stock until such time as the Recapitalization proposals are approved by our shareholders and a Certificate of Amendment to our Certificate of Incorporation has been filed in the State of Delaware.


-------------------------------------------                                          ----------------------------------------
                   Name                                Principal Amount                Shares Issuable on Conversion Post-
                                            2003 Notes(1)             2004 Notes(2)                Split Basis
-----------------------------------------------------------------------------------------------------------------------------
                                                                                     Number            Percentage of
                                                                                                        Outstanding
                                                                                                          Shares(3)
-----------------------------------------------------------------------------------------------------------------------------
Top of Vernon Corporation                   $110,000                       $82,500   1,295,325                     72.9%
c/o Mr. John Steinbach
P.O. Box 104
Vernon, NJ 07462

Alex Tech LLC                               $ 30,000                       $ 7,500     278,271                     36.6%
Attn:  Fred Rittereiser
20 Maple Street
Toms River, NJ  08753

Eugene Grasso                               $ 60,000                        $25,000    606,541                     55.8%
58 Forest Hill Way
Cedar Grove, NJ  07009

J. Craig Sulaites                           $ 60,000                            -0-    481,541                     50.0%
2467 Dovetail Court
Manasquan, NJ  08736




Ken Stokes                                  $ 80,000                        $45,000    867,055                     64.3%
Magdapur Fosseway South
Midsomer Norton
BA 34AU, United Kingdom

Patrick T. Smith                            $ 20,000                        $ 5,000    185,514                     27.8%
3709 Purks Court
Alexandria, VA  22309

Burton and Milton Kaufman                   $ 60,000                            -0-    481,541                     50.0%
300 Plaza Drive
Vestal, NY  13850


The Purdon Group                                  -0-                       $ 7,500     37,500                       7.2%
25 Fox Hill Drive
Little Silver, NJ  07739

Matison Eurovest                                  -0-                       $50,000    250,000                      34.2%
c/o Budin & Partners
20 Rue Senebier
P.O. Box 166
CH 1211 Geneve, Switzerland

Jeff Theberge                                     -0-                       $25,000    125,000                      20.6%
46 Monroe Street
Trenton, NJ  08619

Barbara Clark                                     -0-                       $25,000    125,000                      20.6%
Van Buren Road
Morristown, NJ  07960

T. Marshall Swartwood                             -0-                       $25,000    125,000                      20.6%
P.O. Box 247
Westtown, NY  10998


-----------------------------
     (1) The principal amount is convertible into shares of Common Stock at a conversion price of $0.00623 per share, subject to adoption of the Recapitalization proposals.
     (2) The principal amount is convertible into shares of Common Stock at a conversion price of $0.01 per share, subject to adoption of the Recapitalization proposals.
     (3) The tabulation is based on the assumption that no other person converts his or its note and that such person holds no other shares of our common stock. If all of such noteholders convert their shares, the percentage of our outstanding shares held by such persons would be as follows:

               NAME                        PERCENTAGE OF OUTSTANDING SHARES(A)
               ----                        -----------------------------------
         Top of Vernon Corporation                      24.3%
         Alex Tech LLC                                   5.2%
         Eugene Grasso                                  11.4%
         J. Craig Sulaites                               9.0%
         Ken Stokes                                     16.2%
         Patricia T. Smith                               3.5%
         Burton and Milton Kaufman                       9.0%
         The Purdon Group                                0.7%
         Matison Eurovest                                4.7%
         Jeff Theberge                                   2.3%
         Barbara Clark                                   2.3%
         T. Marshall Swartwood                           2.3%

-----------------------
        (A) Assumes 5,339,665 shares on a post-reverse split basis are outstanding after full conversion of the convertible notes outstanding on September 24, 2004.

        Based on the 9,627,576 pre-reverse split shares of our Common Stock outstanding on the Record Date, if all such notes are converted into shares of Common Stock, the holders of the notes would hold approximately 91.0% of our shares outstanding and our shareholders as of the Record Date would hold approximately 9.0% of our shares outstanding.


          SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 2005 ANNUAL MEETING

        Any proposals which shareholders intend to present for a vote of shareholders at our 2005 Annual Meeting and which such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by us not later than June 14, 2005 or a reasonable time before we begin to print and mail our proxy materials for our 2005 Annual Meeting of Stockholders.


                                     GENERAL

        The cost of soliciting proxies will be borne by us. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

        Our Annual Report on Form 10-KSB for the year ended September 30, 2003, including financial statements and our Quarterly Report on Form 10-QSB for the nine months ended June 30, 2004, are being mailed to shareholders herewith. However, those reports are not part of the proxy soliciting information.



By Order of the Board of Directors,

Maureen Cowell
Secretary


Dated:  October 12, 2004

                                     ANNEX A


                             AUDIT COMMITTEE CHARTER


                                       OF


                            DOMINION RESOURCES, INC.


I.       PURPOSE OF AUDIT COMMITTEE


         The purpose of the Audit Committee, which is part of the Board, shall be (a) to assist the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditors' qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements, and (b) in accordance with applicable law, regulation and listing standards, prepare a report for inclusion in the Company's annual proxy statement,.


II.      COMPOSITION OF AUDIT COMMITTEE


         The Audit Committee shall consist of not less than three members. Each member of the Audit Committee shall be appointed by the Board or upon the recommendation of the Nominating Committee, if such a committee has been appointed, and shall satisfy the independence and expertise requirements the Sarbanes-Oxley Act of 2002 (the "Act"), and including the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and requirements of any National Securities Exchange or Automated Quotation System on which the Company's securities may be traded or quoted as appropriate.


         Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the Board.


III.     AUTHORITY AND RESPONSIBILITIES OF AUDIT COMMITTEE


         The following are the responsibilities of the Audit Committee:


         A.       Independent Auditor

         o Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report.
         o Adopt and ensure compliance with a pre-approval policy with respect to services provided by the independent auditor.
         o The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.
         o Review and, in its sole discretion, approve in advance the services and terms of all audit and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditor. Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee as shall be designated by the Audit Committee and the person(s) granting such approval shall report such approval to the Audit Committee not later than at the next scheduled meeting.
         o At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, any required peer review, any inquiry or investigation of the firm by governmental or professional authorities, and the internal quality-control report of the independent auditor.
         o Discuss the foregoing report by the independent auditor to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the outside auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61, and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

         o Evaluate with the assistance of the Company's management, the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor and, if so determined by the Audit Committee, terminate the Company's engagement of the independent auditor.

         The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor to the Board.


         B. Financial Reporting and Accounting Policies

         o Review the annual audited and quarterly financial statements with the Company's management, its Disclosure Committee, if any, and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certification as required by the Act.
         o Review any significant reporting issues and judgments made in connection with the Company's financial statements.
         o Review major issues regarding the Company's significant accounting principles, financial statement presentations and any changes thereto and the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company's management.
         o Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
         o Make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

         C. Audit Process of the Independent Auditor

         o Meet with the independent auditor prior to their commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.
         o Discuss with the independent auditor their required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company's accounting principles as applied in its financial reporting.
         o Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:

                  o All critical accounting policies and practices;
                  o All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
                  o Other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

         D. Evaluation

         o On an annual basis, the Audit Committee shall evaluate its performance relative to the Audit Committee's purpose, duties and responsibilities, as described by this Charter. A discussion of these findings shall take place at least annually at the first meeting of the Audit Committee.
         o The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

         E. Other Matters

         o Establish clear hiring policies, compliant with governing laws or regulations for employees or former employees of the independent auditor.
         o Discuss the Company's earnings press releases, including review of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

         o Discuss the Company's policies with respect to risk assessment and risk management, including the Company's major financial accounting and risk exposures and the steps management has undertaken to control them.
         o Submit, when required, the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.
         o Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
         o Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV.      MEETINGS OF THE AUDIT COMMITTEE


         The Audit Committee shall meet at least four times per year, or more frequently as circumstances require.


         The Audit Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, at a minimum, after each scheduled meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board of Directors of the Company.


         The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.


         Periodically, the Audit Committee shall meet with the Company's management, members of the Company's internal Corporate Audit Staff, if any, and with the independent auditor in separate sessions.


V.       RESOURCES OF THE AUDIT COMMITTEE


         The Audit Committee shall have the authority, following notice to the Chairman of the Board or President to retain and compensate legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.


VI.      OTHER


         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and the independent auditor.

                                   Exhibit "A"
                            Change of Corporate Name

         RESOLVED, that paragraph 1 of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

                  1. The name of the corporation (hereinafter sometimes called the "Corporation") is Digital Imaging Resources Inc.


                                   Exhibit "B"
                      Increase In Authorized Common Shares

         RESOLVED, that paragraph 4 of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

                  4. The total number of shares of stock which the Corporation shall have the authority to issue is five-hundred million (500,000,000) shares of Common Stock, each such share having a par value of $.01.


                                   Exhibit "C"
                     Reduction in par Value of Common Shares

         RESOLVED, that paragraph 4 of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

                  4. The total number of shares of stock which the Corporation shall have the authority to issue is five-hundred million (500,000,000) shares of Common Stock, each such share having a par value of $.001.


                                   Exhibit "D"
                               Reverse Stock Split

         RESOLVED, that paragraph 4 of the Certificate of Incorporation of this corporation be hereby amended to redesignate paragraph 4 as paragraph 4(a) and to add to paragraph 4 a new paragraph (b) to read in its entirety as follows:

                  (b) On the date and at the time a Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware (the "Effective Date"), each share of the Corporation's Common Stock, $.001 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock"), shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a one-for-twenty reverse stock split of the Corporation's Common Stock, $.001 par value (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of the Old Common Stock (the "Old Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new certificates (the "New Certificates") pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of the New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of the Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall refrain from issuing any new certificates until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamp to the Old Certificates surrendered, to provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are classified under the terms hereof shall be the reduced by the same amount of capital as represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law. As a result of this Amendment, the authorized stock of the Corporation shall be changed and thereafter shall be reduced and be 25,000,000 shares of Common Stock, $.001 par value per share, until thereafter reduced or increased in accordance with applicable law.


                                   Exhibit "E"
                Authorize Shares of Undesignated Preferred Stock

         RESOLVED, that paragraph 4(a) of the Certificate of Incorporation of this corporation, as amended, be hereby amended to read in its entirety as follows:

                  4.(a) The total number of shares of stock which the Corporation shall have the authority to issue is twenty seven million five hundred thousand (27,500,000), consisting of twenty five million (25,000,000) shares of Common Stock, each such share having a par value of $.001, and two million five hundred thousand (2,500,000) shares of Preferred Stock, each such share having a par value of $.01. The Board of Directors is expressly authorized to issue preferred stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.
                  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:
                  (i) The number of shares constituting that series and the distinctive designation of that series;
                  (ii) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
                  (iii) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (iv) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
                   (v) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
                  (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and
                  (vii) Any other relative rights, preferences and limitations of that series.


                                   Exhibit "F"
                       Limitation on Directors' Liability

         RESOLVED, that the Certificate of Incorporation of this corporation be hereby amended to add thereto a new paragraph 10 to read in its entirety as follows:

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                             APPENDIX: FORM OF PROXY


                            DOMINION RESOURCES, INC.
                355 Madison Avenue, Morristown, New Jersey 07960


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Theodore M. Swartwood, President and Joseph R. Bellantoni, Vice President, or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share ("Common Stock"), of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Abbey, second floor, 355 Madison Avenue, Morristown, New Jersey 07960 at 11 AM, local time, on November 8, 2004, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of the meeting (receipt whereof is hereby acknowledged).

1.   ELECTION OF DIRECTORS

|_|      For all nominees listed below (except as marked to contrary below)

|_|      Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                        Theodore Swartwood
                        Paul J. Donahue
                        Robert Hesse


2.  CHANGE OF NAME

Approval of the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company to Digital Imaging Resources Inc.

In Favor of |_|                     Against [_]            Abstain  |_|

3.   INCREASE IN AUTHORIZED SHARES

Approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock

In Favor of |_|                     Against [_]            Abstain  |_|

4.   REDUCTION IN PAR VALUE

Approval of the proposed amendment to the Company's Certificate of Incorporation to reduce the par value of the shares of Common Stock

In Favor of |_|                     Against [_]            Abstain  |_|

5.   REVERSE STOCK SPLIT

Approval of the proposed amendment to the Company's Certificate of Incorporation to reverse split the authorized and outstanding shares of Common Stock

In Favor of |_|                     Against [_]            Abstain  |_|

6.   AUTHORIZE ISSUANCE OF UNDESIGNATED SHARES OF PREFERRED STOCK

Approval of the proposed amendment to the Company's Certificate of Incorporation to Authorize the Issuance of Undesignated Shares of Preferred Stock

In Favor of [__]                    Against [__]           Abstain  [__]

7.   APPROVAL OF 2004 STOCK INCENTIVE PLAN

Approval of the adoption of the 2004 Stock Incentive Plan

In Favor of |_|                     Against [_]            Abstain  |_|

8.   PROVISION LIMITING THE LIABILITY OF DIRECTORS UNDER CERTAIN CIRCUMSTANCES

Approval of the proposed amendment to the Company's Certificate of Incorporation to Limit the Liability of Directors Under Certain Circumstances

In Favor of [__]                    Against [__]           Abstain [__]

9. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


Dated: ___________________, 2004




            ----------------------------------------
            Signature
            Title (if required)



            --------------------------------------
            Signature (if held jointly)